As filed with the Securities and Exchange Commission on June 28, 1999

                                                 Registration No.  33-______



                     SECURITIES AND EXCHANGE COMMISSION

                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           EXCAL ENTERPRISES, INC.
           (Exact Name of registrant as specified in its charter)


          Delaware                              59-2855398
----------------------------                ------------------
(State or other jurisdiction                (I.R.S.  Employer
       of incorporation)                    Identification No.)

           100 N.  Tampa Street, Suite 3575, Tampa, Florida 33602
           ------------------------------------------------------
             (Address of principal executive offices) (zip code)

                  Nonqualified Stock Options Issuable Under
           Various Agreements between Excal Enterprises, Inc. and
                 R.  Park Newton, III and Timothy R.  Barnes
                            (Full Title of Plan)


                               W.  Carey Webb
                    President and Chief Executive Officer
                           Excal Enterprises, Inc.
                      100 N.  Tampa Street, Suite 3575
                            Tampa, Florida 33602
                               (813) 224-0228

                                  Copy to:
                               Linda Y.  Kelso
                               Julia B.  Davis
                               Foley & Lardner
                              200 Laura Street
                        Jacksonville, Florida  32202
                               (904) 359-2000
 -----------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)


----------------------------------------------------------------------------
                       Calculation of Registration Fee
----------------------------------------------------------------------------
Title of Each Class   Amount to be     Proposed      Proposed     Amount of
of Securities to be    Registered       Maximum       Maximum   Registration
     Registered                     Offering Price   Aggregate       Fee
                                       Per Share     Offering
                                                       Price
-------------------   ------------  --------------  ----------  ------------
Common Stock           127,997(1)   $4.87500       $  623,986        $173.47
($0.001 par value)
Common Stock           183,355(1)   $2.93750       $  538,606        $149.73
($0.001 par value)
Common Stock           353,514(2)   $3.09375(3)    $1,093,684(3)     $304.04
($0.001 par value)

(1) Plus an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the Plans. This total represents
    (i) 127,997 shares subject to outstanding options having an exercise price of $4.875 and (ii) 183,355 shares issuable under outstanding options having an exercise price of $2.9375.
(2) Shares registered for resale hereunder.
(3) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the amounts shown have been estimated, and the registration fee has been calculated using $3.09375 per share, the average of the closing bid and asked prices of the registrant's common stock in the over the counter market as reported by the National Quotation Bureau, Inc. on June 23, 1999.

                           ______________________


                              EXPLANATORY NOTE

     This   Registration  Statement  includes  a  Prospectus,  prepared   in
accordance with the requirements of Part I of Form S-3, which, pursuant to General Instruction C of Form S-8, may be delivered in connection with the offer and sale of "restricted securities" which are defined as securities issued under any employee benefit plan of the Registrant meeting the definition of "restricted securities" in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act").


                           ______________________



PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing information specified in Part I of this Registration Statement on Form S-8 (the "Registration Statement") have been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act. Such document(s) are not being filed with the Commission but constitute (along with documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.



REOFFER PROSPECTUS

                       353,514 shares of Common Stock
                              ($.001 par value)

                           EXCAL ENTERPRISES, INC.
                       100 N. Tampa Street, Suite 3575
                            Tampa, Florida 33602
                               (813) 224-0228


The selling stockholders -
   o May periodically sell any or all of their shares of Common Stock up to 353,514 shares;
   o    Will determine the number, the price and the terms when sold; and
   o    Will receive all proceeds from the sale.

The Shares -
   o Have been acquired under option agreements and warrant agreements between Excal and the selling stockholders as compensation to Mr. Newton for services provided as an officer and director; and
   o Are "restricted securities" as defined in General Instruction C to Form S-8 Registration Statement under the Securities Act;
   o May be offered and sold from time to time in any manner permitted by law.

The Sales -
   o May be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

     Prices  for  the  Common Stock are reported by  the  National
          Quotation Bureau, Inc. under the symbol "EXCL."

     See "Risks and Uncertainties" on page 4 for a discussion of information you should carefully consider before you invest.

     NEITHER  THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
          SECURITIES  COMMISSION HAS APPROVED  OR  DISAPPROVED  OF
          THESE SHARES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                June 28, 1999
                              TABLE OF CONTENTS

Where You Can Find More Information                             2
The Company                                                     3
Risks and Uncertainties                                         4
Selling Stockholders                                            6
Plan of Distribution                                            7
Indemnification of Directors and Officers                      10

                          ________________________

                     WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we have on file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0300 for further information about the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

                 DOCUMENTS WE ARE INCORPORATING BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

  (a) Our Annual Report on Form 10-KSB for the year ended June 30, 1998, filed September 28, 1998;

  (b) Our Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1998 and December 31, 1998, filed on November 16, 1998 and February 22, 1999, respectively;
  (c)  Our Current Report on Form 8-K filed March 22, 1999;
  (d) The description of our common stock which we have included in our registration statement on Form 8-A (No. 0-17069), including any amendments or reports we file to update such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

               Excal Enterprises, Inc.
               100 N. Tampa Street, Suite 3575
               Tampa, FL 33602
               Attention:  Timothy R. Barnes, Chief Financial Officer
               (813) 224-0228

     You should rely only on the information incorporated by reference or provided in this prospectus or a prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of this document.

                                 THE COMPANY

     We are a Delaware corporation which was formed in July 1986. We changed our name from Assix International, Inc. to Excal Enterprises, Inc. in June 1995. We then operated two distinct businesses: (i) commercial real estate and (ii) automotive services. Our automotive services operations have been discontinued. Our commercial real estate operations are operated through Imeson Center, Inc., a wholly-owned subsidiary. Imeson Center owns, leases and manages a two-story building containing approximately 1,666,000 square feet of rental office and warehouse space in Jacksonville, Florida.

     We have explored and continue to explore opportunities for acquisitions in new business areas. We have significant cash available for acquisitions from the liquidation of our automotive division and a mortgage loan on our Imeson Center property. We have focused our search in the areas of light manufacturing and industrial distribution. In December 1998, we completed the first of these acquisitions when we acquired Roxbury Industries Corp. for $1.5 million. Roxbury manufactures and distributes logo/personalized knit scarves, knit headwear and bears with sweaters.

FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated in this prospectus by reference contain forward-looking statements. We base these statements on our current expectations, estimates and projections. Either the beliefs of management, or assumptions made by management form the basis for those expectations, estimates and projections. The safe harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 generally protect us and the selling stockholders from liability for these statements. You can often recognize these forward-looking statements by words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," variations of such words, and similar expressions.

     These forward-looking statements do not guarantee future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. The Risks and Uncertainties Section immediately following this paragraph sets forth some of these risks and uncertainties. These risks and uncertainties could cause actual results to differ materially and adversely from those discussed in the forward-looking statements. We undertake no obligation to publicly update any of these forward-looking statements to reflect new information or future events.

                           RISKS AND UNCERTAINTIES

     The following is a summary description of some of the many risks we face in our business. You should carefully review these risks in evaluating our business. You should also consider the other information set forth in this prospectus before you decide whether to invest.

COMMERCIAL REAL ESTATE BUSINESS CONSISTS OF
LEASE OF ONE BUILDING

     Our commercial real estate business consists of the lease of one two-story building, Imeson Center. Imeson Center contains 1,392,000 square feet of rentable warehouse space (696,000 square feet on the first floor and 696,000 feet of space on the second floor) and approximately 274,000 square feet of rentable office space. We are subject to the risk of a natural disaster occurring that would result in losses not covered by our customary commercial insurance policies or the discovery of significant environmental problems at Imeson Center that would affect our ability to lease the property. We believe that we and our tenants have complied with all applicable environmental laws and regulations.

WE DEPEND UPON A LIMITED NUMBER OF MAJOR
CUSTOMERS

     We have four tenants at Imeson Center. Rental income from three tenants accounted for substantially all of our revenue in fiscal 1997 and fiscal 1998. The largest lease (approximately 53% of rental revenues in fiscal 1998) expires December 31, 2000. Another lease (approximately 27% of rental revenues in fiscal 1998) expires June 15, 2003. The other lease (approximately 20% of rental revenues in fiscal 1998) expires June 15, 2002. The loss of any of these leases could have a significant impact on us.

ACQUISITION STRATEGY IS COSTLY AND RISKY

     We have announced that our growth strategy includes acquiring other businesses. Our success with this strategy depends on our ability to identify and negotiate attractive investments in businesses that we believe will complement or enhance our business. We cannot assure you that we will be able to properly identify and evaluate opportunities, control costs and liabilities incurred with the acquisition of new businesses, effectively manage our growth or anticipate and evaluate the numerous risks involved in acquiring and operating a new business. The acquisition of a costly or unproductive business could materially and adversely affect our business.

SUCCESS OF RECENT ACQUISITION OF NEW BUSINESS
IS UNCERTAIN

     In December 1998 we acquired Roxbury Industries Corp., a manufacturer and distributor of knit scarves, knit headwear and bears with sweaters. Management has no prior experience in the manufacture and distribution of similar products. There can be no assurance that this acquisition will be a profitable business venture for us.

ABSENCE OF CASH DIVIDENDS

     We have not paid any cash dividends on our common stock to date, and we do not anticipate paying any cash dividends in the foreseeable future.

ANTITAKEOVER PROVISIONS COULD DISCOURAGE OR PREVENT A
CHANGE OF CONTROL

     Management could use several charter or statutory provisions and agreements as anti-takeover devices to discourage, delay or prevent a change in control. The use of these provisions could adversely affect the market price of our common stock.

o Blank check preferred stock. Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 7,500,000 shares of preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors (100,000 of such shares have been designated as "Series A Junior Participating Preferred Stock"). The Board, therefore, has the power without approval of the stockholders to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of holders of common stock. Management has no present plans, agreements or commitments to issue any shares of preferred stock.

o  Rights Plan.  Under a Rights Agreement with Registrar and Transfer
   Company, as Rights Agent, each share of our common stock has an accompanying right to purchase, upon certain acquisitions of beneficial ownership of 15 percent or more of the common stock, 1/100th share of preferred stock that permits each holder to have attributes (i.e., participation in dividends and liquidation and voting rights) substantially equivalent to one whole share of Common Stock. We can redeem the rights at $.01 per right, subject to certain conditions, at any time. The rights expire on April 18, 2004.

o Other Charter provisions. Our Certificate of Incorporation also includes the following provisions:

   o a board of directors divided into 3 equal (or as nearly equal as possible) classes with each director serving a three year term

   o newly created directorships and vacancies are filled by remaining directors, even if less than a quorum

   o directors may be removed only by the affirmative vote of at least 75% of the voting power of stockholders entitled to vote in election of directors

   o special meetings of stockholders may be called only by the Chairman of the Board of Directors, a majority of the Board or the written request of at least 35% of the votes entitled to be cast at the meeting

   o stockholders may bring business before a meeting of stockholders only by complying with a number of procedural requirements

   o stockholders may only nominate directors by complying with a number of procedural requirements

   o amendment of any of the foregoing provisions requires the affirmative vote of at least 75% of the voting power of stockholders entitled to vote in the election of directors.

CONCENTRATION OF OWNERSHIP IN MANAGEMENT COULD DISCOURAGE OR
PREVENT A CHANGE OF CONTROL

     Our executive officers and directors own approximately 36% of our outstanding common stock. This concentration of ownership in the hands of management may further discourage, delay or prevent a change of control which could adversely affect the market price of our stock.

OUT STOCK IS THINLY TRADED

     Historically, we experience very little trading in our stock. The absence of a significant trading volume could adversely affect an investor's ability to readily sell our shares and could adversely affect the price obtained in such a sale.

                            SELLING STOCKHOLDERS

     This Prospectus relates to the offer and sale of Common Stock acquired by the selling stockholders named below through the exercise of options and warrants granted to the selling stockholders in connection with services provided by Mr. Newton as an officer and director. Mr. Newton currently serves as our Chairman of the Board of Directors. The following table shows, as of June 24, 1999:

     o    the name of each selling stockholder;
     o    how many shares the selling stockholder beneficially owns;
     o how many shares the selling stockholder can resell under this prospectus; and
     o assuming a selling stockholder sells all shares listed next to the stockholder's name, how many shares the selling stockholder will beneficially own after completion of the offering.

Selling Stockholder      Shares        Shares        Shares      Percentage
                      Beneficially     Which      Beneficially   of Shares
                         Owned         May be       Owned if    Beneficially
                         Prior        Sold in      All Shares     Owned if
                        to this         this        in this      All Shares
                      Offering(1)   Offering(2)     Offering        this
                                                    are Sold      Offering
                                                                  are Sold
-------------------  ------------  ------------  -------------  -----------
R. Park Newton and     1,493,812      353,514      1,140,098        27%
Francine Newton(3)

(1) We have calculated the number and percentage of shares each selling stockholder "beneficially owns" in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership as defined in Rule 13d-3 does not necessarily indicate beneficial ownership for any other purpose. Under Rule 13d-3, a person beneficially owns all shares as to which they have either sole or shared voting power or sole or shared investment power, as well as all shares which they have the right to acquire within 60 days of the calculation date by exercising any stock option or other right.
(2) Represents the maximum number of shares that the stockholders may sell in this offering. The selling stockholders may sell less than such maximum number of shares, or none of such shares.
(3) Includes (a) 650,472 shares owned jointly by R. Park Newton and
    Francine Newton, (b) 200 shares owned directly by Mr. Newton, as to which Mrs. Newton disclaims any beneficial ownership, (c) 1,000 shares owned directly by Mrs. Newton, as to which Mr. Newton disclaims any beneficial ownership, (d) 452,500 shares held in a limited partnership for the benefit of certain members of Mr. Newton's family, over which Mr. Newton and Mrs. Newton have shared voting and investment power, and (e) 389,640 shares subject to warrants and options held jointly by Mr. and Mrs. Newton.

                            PLAN OF DISTRIBUTION

     We are registering all 353,514 shares of our common stock on behalf of the selling stockholders, including any persons to whom the selling stockholders may transfer those shares by way of gift, donation or pledge after the date of this prospectus. Such persons will also be treated as selling stockholders for purposes of this prospectus. All of the shares were originally issued by us under certain options and a warrant granted to Mr. and Mrs. Newton in connection with Mr. Newton's service as an officer and director. We will receive no proceeds from this offering. The selling stockholders may sell the shares from time to time. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

     The selling stockholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following transactions:

  o a block trade in which the broker-dealer engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  o purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

  o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  o   through put or call option transactions relating to the shares; and

  o   in privately negotiated transactions.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

     The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions in connection with distributions of the shares or otherwise. In such transactions, the broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default, the broker-dealer may sell the pledged shares pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "1933 Act") in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the 1933 Act. Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, the selling stockholders will be subject to the prospectus delivery requirements of the 1933 Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the 1933 Act may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders have advised us that they have not entered in any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. No underwriter or coordinating broker is acting in connection with the proposed sale of shares by selling stockholders.

     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "1934 Act"), any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling stockholder will be subject to applicable provisions of the 1934 Act and the associated rules and regulations under the 1934 Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

     We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the 1933 Act upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

  o the name of each such selling stockholder and of the participating broker-dealer(s);

  o   the number of shares involved;

  o   the price at which such shares were sold;

  o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

  o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

  o   other facts material to the transaction.


     In addition, if we are notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus naming that donee or pledgee.

     We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the 1933 Act.

                               INDEMNIFICATION

     The Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation permit us to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of the service in such capacity if:

  o such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and

  o in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful.

  However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

     We have entered into indemnification agreements with certain of our current or former executive officers and directors providing for indemnification under certain circumstances.

     We have a standard policy of directors' and officers' liability insurance covering our directors and officers with respect to liabilities incurred as a result.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Incorporation or bylaws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by the director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction on the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     Excal Enterprises, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

  (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998, filed with the SEC on March 31, 1998;

  (b) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 1998 and December 31, 1998 filed with the SEC on November 16, 1998 and February 22, 1999, respectively;

  (c) The Registrant's Current Report on Form 8-K filed with the SEC on March 22, 1999; and

  (d) The description of the Registrant's Common Stock, par value $.001 per share, contained in the Company's Registration Statement on Form 8-A filed with the SEC (No. 0-17069), including any amendments or reports filed to update such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold shall be deemed incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company is incorporated under the laws of the State of Delaware. The General Corporation Law of the State of Delaware (the "Delaware Statute") provides for indemnification of directors, officers, and employees in certain situations. The Delaware Statute, by its terms, and the Company's Amended and Restated Certificate of Incorporation (the "Certificate") expressly permit indemnification where such a person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation's best interests, and, in a criminal action, if such person had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), the Delaware Statute and the Certificate expressly permit indemnification for expenses, judgments, settlement payments, and other costs. In the case of a claim by or in the right of the corporation (including stockholder derivative suits), the Delaware Statute and the Certificate expressly provide for indemnification for expenses only, and not for amounts paid in judgment or settlement of such actions. Moreover, a corporation cannot, under the Delaware Statute and the Certificate provide for indemnification against expenses in the case of an action by or in the right of the corporation if the person seeking indemnification is adjudged liable to the corporation, unless the indemnification is ordered by a court. The Delaware Statute and the Certificate also permit advancement of expenses to directors and officers upon receipt of an undertaking by such director or officer to repay all amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

     The Company also maintains a standard policy of directors' and officers' liability insurance covering directors and officers of the Company against certain liabilities incurred by them in the discharge of their function as such officers and directors.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     The issuance of the shares being offered by the resale prospectus were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with the Company, to information about the Company.

ITEM 8.   EXHIBITS

     4A. Nonqualified Stock Option Agreement dated as of September 28, 1998 between the Registrant and R. Park and Francine H. Newton (filed as Exhibit
10.14 to the Registrant's Form 10-QSB for the fiscal quarter ended
December 31, 1998 and incorporated herein by reference).

     4B. Nonqualified Stock Option Agreement dated as of January 26, 1999 between the Registrant and R. Park and Francine H. Newton (filed as Exhibit
10.16 to the Registrant's Form 10-QSB for the fiscal quarter ended
December 31, 1998 and incorporated herein by reference).

     4C. Nonqualified Stock Option Agreement dated as of September 28, 1998 between the Registrant and Timothy R. Barnes (filed as Exhibit 10.3 to the Registrant's Form 10-QSB for the fiscal quarter ended December 31, 1998 and incorporated herein by reference)

     5. Opinion of Foley & Lardner as to the legality of the securities to be issued.

     23A. Consent of Foley & Lardner (included in Opinion filed as Exhibit
5).

     23B. Consent of Pender Newkirk & Company.

     24. Power of Attorney (included on signature page of this registration statement).

ITEM 9.   UNDERTAKINGS

 (a) The undersigned registrant hereby undertakes:

     (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
        (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement; Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, or claims to the extent covered by contracts of insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on June 24, 1999.


                                EXCAL ENTERPRISES, INC.


                                By/S/ W. CAREY WEBB
                                  W. Carey Webb
                                  President and Chief Executive Officer



                          SPECIAL POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this registration statement constitutes and appoints W. Carey Webb and R. Park Newton, III, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Date:  June 24, 1999            /S/ W. CAREY WEBB
                                W. Carey Webb
                                President and Chief Executive Officer


Date:  June 24, 1999            /S/ R. PARK NEWTON, III
                                R. Park Newton, III,
                                Chairman of the Board and Director


Date:  June 24, 1999            /S/ TIMOTHY R. BARNES
                                Timothy R. Barnes
                                Vice President, Chief Financial Officer and
                                Principal Accounting Officer


Date:  June 24, 1999            /S/ W. ARIS NEWTON
                                W. Aris Newton, Director


Date:  June 24, 1999            /S/ JOHN L. CASKEY
                                John L. Caskey, Director

                              INDEX TO EXHIBITS

Exhibit
Number   Description of Document

4A Nonqualified Stock Option Agreement dated as of September 28, 1998 between the Registrant and R. Park and Francine H. Newton (filed as
        Exhibit 10.14 to the Registrant's Form 10-QSB for the fiscal quarter ended December 31, 1998 and incorporated herein by reference).

4B Nonqualified Stock Option Agreement dated as of January 26, 1999 between the Registrant and R. Park and Francine H. Newton (filed as
        Exhibit 10.16 to the Registrant's Form 10-QSB for the fiscal quarter ended December 31, 1998 and incorporated herein by reference).

4C Nonqualified Stock Option Agreement dated as of September 28, 1998 between the Registrant and Timothy R. Barnes (filed as Exhibit 10.3 to the Registrant's Form 10-QSB for the fiscal quarter ended December 31, 1998 and incorporated herein by reference)

5       Opinion of Foley & Lardner

23A     Consent of Foley & Lardner (included in Exhibit 5)

23B     Consent of Pender, Newkirk & Co.

24 Power of Attorney (included with signature pages to the registration statement